SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 OCTOBER 4, 1996

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                           1-3492                   No. 73-0271280

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 4, 1996, registrant issued a press release entitled Halliburton Completes Acquisition of Landmark pertaining, among other things, to an announcement that registrant completed its acquisition of Landmark Graphics Corporation. Registrant will issue 0.574 of a share of its common stock for each outstanding share of Landmark's common stock. Based upon shares outstanding on the August 29, 1996 record date registrant will issue approximately 10.1 million shares of its common stock to Landmark shareholders. Registrant will also reserve for issuance an aggregate of approximately 1.8 million shares that may be issued upon the exercise of Landmark stock options.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 4, 1996.














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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              HALLIBURTON COMPANY




Date:  October 8, 1996                        By: _______________________
                                                     Robert M. Kennedy
                                                     Vice President-Legal

























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                                  EXHIBIT INDEX



Exhibit                                                        Sequentially
Number                     Description                         Numbered Page

    20                     Press Release of
                           October 4, 1996                          5 of 6
                           Incorporated by Reference





























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